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                                                                   EXHIBIT 99.3

                                    CTI, INC.

                    1998 RESTATED INCENTIVE STOCK OPTION PLAN

         The Computer Technology & Imaging, Inc. 1984 Incentive Stock Option Plan was adopted and approved by the shareholders and directors of Computer Technology & Imaging, Inc. in 1984 to provide certain incentives for its officers and key employees.

         In connection with the reorganization of Computer Technology & Imaging, Inc. in April, 1987 (a) its name was changed to CTI PET Systems, Inc., (b) shareholders of CTI PET Systems (formerly Computer Technology & Imaging, Inc.) became shareholders of CTI Group, Inc., the parent corporation of CTI PET Systems, Inc., (c) holders of options to acquire shares of CTI PET Systems, Inc. exchanged those options for options to acquire shares of CTI Group, Inc. and (d) the Computer Technology & Imaging, Inc. 1984 Incentive Stock Option Plan was approved by the directors and shareholders of CTI Group, Inc. and assumed by CTI Group, Inc.

         In connection with the further reorganization of CTI Group, Inc. and its affiliates in January of 1988 (a) CTI, Inc. (the "Company") was formed, (b) all of the holders of shares of CTI Group, Inc. (except Siemens Capital Corporation) exchanged their shares of CTI Group, Inc. for shares of the Corporation, (c) the holders of options to acquire shares of CTI Group, Inc. exchanged those options for options to acquire shares of the Company, and (d) the Computer Technology & Imaging, Inc. 1984 Incentive Stock Option Plan was approved by the directors and shareholders of the Company and assumed by the Company.

         Upon the approval of its directors and shareholders, the Company amended the said Incentive Stock Option Plan to reflect changes in applicable law since its initial adoption, and restated the said Plan, in 1991 by adopting the CTI, Inc. Restated Incentive Stock Option Plan.

         This 1998 Restated Incentive Stock Option Plan is intended to amend, restate and continue, as amended and restated, an incentive stock option plan for the Company.

         1. PURPOSE. The purpose of the CTI, Inc. 1998 Incentive Stock Option Plan (the "Plan") is to offer an opportunity to the officers and key employees of CTI, Inc. (the "Company") and its subsidiaries to participate in the growth of the Company, thus stimulating their efforts on behalf of the Company and strengthening their desire to remain with the Company or one of its subsidiaries.

         2. ADMINISTRATION. The plan will be administered by a Committee of not less than three Directors of the Company, appointed by the Company's Board of Directors (the "Committee"). The Committee is authorized to interpret and administer the Plan, and its interpretations and decisions shall be final and conclusive. Whether authorized leave of absence shall constitute termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall also be final and conclusive. The Committee may, with the consent of the optionee, make such modifications to an


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outstanding stock option as it, in its sole discretion, shall deem advisable. In addition to the foregoing powers, the Committee shall have full power to grant options that qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options that do not so qualify.

         3. SHARES SUBJECT TO THE PLAN. Options may be granted from time to time to purchase shares of the $.01 par value Common Stock ("Common Stock") of the Company not to exceed 2,000,000 shares in the aggregate (including options granted under the prior incentive stock option plans referred to above). These shares may be authorized but unissued or reacquired shares. If any option is surrendered before exercise or for any reason ceases to be exercisable in whole or in part, the shares allocated to the unexercised portion of such option shall continue to be available under the Plan.

         4. PARTICIPANTS. Options to purchase Common Stock of the Company under this Plan may be granted only to executives and other key employees of the Company and its subsidiaries (as such term is defined in Section 425 of the Code), including officers and employees who are members of the Board of Directors. Employment by the Company shall be deemed to include employment by a subsidiary. From such eligible officers and key employees, the Committee shall from time to time choose those to whom options shall be granted. In selecting the individuals to whom options shall be granted, as well as determining the number of shares subject to each option, the Committee shall consider the positions and responsibilities of the employees being considered, the nature of the services and accomplishments of each, the value to the Company or one of its subsidiaries of their services, their present and potential contribution to the success of the Company or one of its subsidiaries, the anticipated number of years of service remaining, and such other factors as the Committee may deem relevant.

         5. TERM OF THE PLAN. The Plan will become effective and adopted by the Company upon approval thereof by its Shareholders and its Board of Directors. Incentive Stock Options may be granted hereunder at any time within ten years from the date of approval by the Company's shareholders.

         6. OPTION PRICE. The option price per share shall be determined by the Committee from time to time, but in the case of options that are intended to qualify as Incentive Stock Options under Section 422 of the Code, the price shall not be less than the par value per share or one hundred percent (100%) of the fair market value on the date an option is granted, whichever is greater. The option price for an employee owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary (as those terms are defined in Section 425 of the Code) shall be not less than one hundred ten percent (110 %) of the fair market value on the date an option is granted. Fair market value shall be determined by the Board of Directors.

         7. OPTION PERIOD. The term of each Incentive Stock Option shall be fixed by the Committee, but in no event shall any Incentive Stock Option permit the exercise thereof after the expiration of ten (10) years from the date such option is granted. No Incentive Stock Option issued to any person at a time when such person owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its


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parent or subsidiary corporations (as those terms are defined in Section 425 of the Code) shall permit the exercise thereof after the expiration of five (5) years from the date such option is granted. ,

         8. MAXIMUM AMOUNT OF INCENTIVE STOCK OPTIONS. With respect to options that are intended to qualify as Incentive Stock Options under Section 422 of the Code (i) granted by the Company under this Plan, or (ii) granted by a subsidiary or parent corporation (as defined in Section 425 of the Code) under a plan described in Code Section 422(b) after December 31, 1987 and subsequently adopted by the Company, the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which such Incentive Stock Options are exercisable for the first time in any calendar year by any individual shall not exceed one hundred thousand dollars ($100,000). With respect to Incentive Stock Options that were issued under a plan described in Code Section 422(b) by a parent or subsidiary corporation (as defined in Section 425 of the Code) prior to December 31, 1986, and subsequently adopted by the Company, the immediately preceding sentence shall not apply.

         9. STOCK OPTION AGREEMENT. Each stock option granted under this Plan shall be offered to the employee in the form of a Stock Option Agreement which the employee may accept by complying with the terms of the offer. Such Stock Option Agreements shall contain the following and such other provisions as the Committee may determine (which determinations need not be uniform as between the various Stock Option Agreements):

                  a. The number of shares to which the option relates, the option price and the period within which the option may be exercised.

                  b. A provision that the option and any related stock appreciated rights are not transferable by the optionee to whom it is granted otherwise than by will or the laws of descent and distribution; and a provision that the option and any related stock appreciation rights are exercisable during the lifetime of the employee only by him or his legal representative while he is in the employ of the Company or within three months following termination of employment.

                  c. A provision that no option or stock appreciation rights granted under the Plan may be exercised at any time after its term. Subject to such limitation, every option shall be exercisable in full for all shares not theretofore exercised (i) by the optionee within three months after the date the optionee for any reason except death ceases to be an employee of the Company, and (ii) by the person designated in the optionee's will for such purpose or by the optionee's executor or administrator as circumstances provide within twelve months from the date of the optionee's death, providing the optionee dies while he is employed by the Company or dies within three months after he ceases to be an employee. Subject to the limitation in the first sentence of this Article 9(c), every stock appreciation right included under
Article 12 hereof shall be exercisable in full for all rights not theretofore exercised (i) by the optionee within three months after the date the optionee for any reason except death ceases to be an employee of the Company, and (ii) by the person designated in the optionee's will for such purpose or by the optionee's executor or administrator as circumstances provide within twelve months from the date of the


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optionee's death providing the optionee dies while in the employ of the Company, or dies within three months after he ceases to be an employee.

                  d. A provision that the Company shall not be required to issue or deliver any certificate for shares of its Common Stock purchased upon the exercise of any part of an option granted under this Plan, including any stock appreciation right, prior to the completion of any registration or other qualification of such shares under any state or federal law or ruling or regulation of any governmental regulatory body which the Company shall, in its sole discretion, determine is necessary or advisable.

                  e. A provision that if any person holding Common Stock ("Employee") at any time purposes to sell all or any portion of the Common Stock, whether pursuant to this Plan or otherwise, then Employee shall so inform the Corporation by notice in writing (the "Notice") stating the number of shares that are the subject of such proposed sale (the "Offered Shares"), the identify of the proposed purchaser, and other terms and conditions of such proposed sale, including any consideration proposed to be received for the Offered Shares (and, if the proposed sale is to be wholly or partly for a consideration other than money, the Notice shall state the proposed price as being equal to the amount of monetary consideration, if any, plus the fair market value of the other consideration). The Notice shall constitute an irrevocable offer to sell the Offered Shares to the Corporation at the same price and on the same terms and conditions as offered by the prospective purchased named in the Notice. The Corporation shall have thirty (30) days after receiving the Notice given by the Employee within which to notify the Employee in writing of its election to purchase all of the Offered Shares at the price and on the terms set forth in the Notice. If the Corporation elects to purchase the Offered Shares, within thirty (30) days after receiving notice of such election Employee shall deliver to the Corporation, against receipt from the Corporation of the required consideration therefor, a certificate or certificates representing the Offered Shares to be purchased, duly endorsed by Employee or accompanied by duly executed instruments necessary to transfer the Offered Shares. If the Corporation elects not to purchase the Offered Shares within the thirty (30) day period provided for hereinabove, then the Offered Shares not to be so purchased by the Corporation may be disposed of by Employee to the prospective purchaser named in the Notice, for a price and on terms and conditions not more favorable to such purchaser than those set forth in the Notice, at any time within thirty
(30) days after the expiration for the Corporation to accept the offer contained in the Notice. Any Offered Shares sold to such purchaser shall remain subject to all the terms and conditions of this Plan, and in particular this Article 9 in the hands of such purchaser and such purchaser shall, prior to the transfer of the Offered Shares so purchased, acknowledge in writing agreement to be bound by the terms and provisions hereof. Any Offered Shares not so disposed of within such thirty (30) day period shall remain subject to all the terms any provisions of this Plan, and in particular this Article 9. Employee agrees that each certificate representing shares of the Stock owned by it, whether now owned or hereafter acquired, whether pursuant to this Plan or otherwise, shall have placed there on any legend deemed by the Corporation to be necessary or desirable to restrict the transfer of such shares in accordance with the provisions hereof.


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                  10.      EFFECT OF CHANGES IN COMMON STOCK OF THE COMPANY. In
the event of a change in the capitalization of the Company which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

         If the outstanding Common Stock of the Company is changed by any action such as or similar to a declaration of a stock dividend or a split-up or combination of shares, the maximum number of shares for which options may be granted under this Plan, the number of shares reserved for future options, the number of shares covered by options then outstanding and the option prices, shall be appropriately adjusted.

         If the Company shall not be the surviving corporation in any merger, reorganization, liquidation or consolidation, or if substantially all of the property or more than 50% of the stock of the Company shall be acquired by another corporation, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the company hereunder, shall either (i) make appropriate provision for protection of any outstanding options by substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the shares of Common Stock of the Company, or (ii) upon written notice to the employee provide that the option shall terminate unless exercised within ninety (90) days of the date of such notice. If an option is terminated pursuant to action by a board of directors under this subsection, the optionee shall receive a cash payment equal to the different between (i) the fair market value on the termination date of the shares subject to the option and (ii) the option price of such shares. For purposes of the foregoing, the termination date shall be a date specified in the notice from a board of directors.

         In the event of any other recapitalization, reclassification, reorganization or change of the Company's capital or business structure, the Committee may in its discretion make an adjustment in the number and/or kind of shares for which options may be granted under this Plan, the number and/or kind of shares covered by options then outstanding and the option prices, and its determination in that respect shall be final and conclusive.

         All adjustments provided for in this Article shall be made by the Committee, whose determination in that respect shall be final.

         Except as provided in this Article 10, the optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, consolidation or reorganization. The existence of the Plan or of options thereunder shall not prevent any of the above changes or exchanges.

         11. EXERCISE OF RIGHTS. No shares shall be issued until all required payment therefor (including payment of all required taxes) has been made. Granting of an option to


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an individual shall give such individual no rights as a stockholder except as to shares issued to him.

         12. STOCK APPRECIATION RIGHTS. At the sole discretion of the Committee, stock appreciation rights may be included in any option granted under this Plan, either concurrently with the grant of the option or, with the consent of the optionee, at any time thereafter during the term of the option. Stock appreciation rights shall entitle the holder thereof, upon exercise of such rights, to surrender the related option, or any portion thereof, and to receive, without payment to the Company, an amount, in cash or in property to which Code
Section 83 applies, equal to no more than 100% of the excess of the fair market value, on the date of such exercise of the stock covered by such option or portion thereof over the option price of such stock as provided in such option. Said fair market value shall be determined by the Board of Directors. Upon exercise of a stock appreciation right and surrender of the related option or portion thereof, such option, to the extent surrendered, shall not thereafter be exercisable, but all stock as to which the surrendered portion of the option relates less the number of shares of stock issued under such stock appreciation rights, if any, shall be available for future grants under the Plan.

         All stock appreciation rights issued hereunder shall:

                  a. expire no later than the expiration of the related Incentive Stock Option;

                  b. be transferable only when the related Incentive Stock Option is transferable, and under the same conditions;

                  c. may be exercised only when the related Incentive Stock Option is eligible to be exercised; and

                  d. may be exercised only when the market price of the Common Stock subject to the related Incentive Stock Option exceeds the exercise price of such Incentive Stock Option.

         The Committee may impose such other conditions upon the grant or exercise of stock appreciation rights as it deems advisable, including but not limited to, such conditions relative to officers and directors of the Company, that may be desirable in order to meet the requirements of the Securities Act of 1933, the Securities Exchange Act of 1934 and rules and regulations promulgated thereunder, and any other applicable securities laws, rules and regulations.

         The Committee shall have sole discretion, at the time of the grant of the stock appreciation right, to determine the form in which payment will be made upon the exercise of any stock appreciation right (i.e., Common Stock, cash, or any combination thereof), and may reserve to itself, at the time of the grant, the right to consent to or disapprove the election of any participant to receive cash in full or partial settlement of the right at the time of exercise of the right.


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         13.      AMENDMENT OF PLAN. The Plan may be terminated at any time by the Board of Directors of the Company, except with respect to any options then outstanding under the Plan. The Board of Directors may make such modifications of the Plan as it shall deem advisable, but may not, without approval of the stockholders of the Company, (a) increase the maximum number of shares as to which options may be granted under the Plan (other than as provided in Article 10 above), or (b) extend the period during which options may be granted or exercised, or (c) extend the date within which options may be granted under this Plan, or (d) withdraw the administration of the Plan from a committee of directors of the Company, or (e) change the class of employee eligible to receive options.

         Duly adopted by the Board of Directors of the Company on May 19, 1998, and by the shareholders of the Company on May 19, 1998.

                                       CTI, INC.



                                       By: /s/ Terry D. Douglass
                                          -------------------------------------
                                           Terry D. Douglass

                                       Attest:



                                       By: /s/ J. Kelly Milam
                                          -------------------------------------
                                           J. Kelly Milam
                                           Secretary


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